Exhibit 10.1

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of this [_]th day of September, 2022 by and between [Investor], a [_] (“Buyer”) and Lakeshore Acquisition I Corp., a Cayman Islands exempted company (“Maker”).

WHEREAS, Maker was organized for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an operating business; and

WHEREAS, the Maker, ProSomnus Holdings, Inc., a Delaware corporation, and the other parties named therein entered into an agreement and plan of merger, pursuant to which, among other things, a wholly-owned subsidiary of Maker will merge with and into ProSomnus, and ProSomnus will continue as the surviving corporation and as a wholly-owned subsidiary of the Maker (the “Acquisition Agreement”); and

WHEREAS, Buyer has agreed to make a loan to Maker.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I Purchase and Closing

Section 1.01 Purchase. Subject to the terms and conditions of this Agreement, Buyer hereby agrees to lend to the Maker $310,000.00 (the “Principal Amount”). The Promissory Note (the “Note”) issued to Buyer shall be in the form of Exhibit A attached hereto.

Section 1.02 Closing. The closing of the purchase and sale of the Note (“Closing”) will occur on September 15, 2022 or on such other date agreed to by Buyer and Maker. At the Closing, Maker shall deliver the Promissory Note reflecting the Principal Amount to the Buyer and the Buyer shall deposit $300,000 by wire transfer of immediately available funds to the Maker’s account specified on Exhibit B attached hereto. It shall be a condition to the obligation of Buyer on the one hand and Maker on the other hand that the other party’s representations and warranties are true and correct at the Closing with the same effect as though made on such date, unless waived in writing by the party to whom such representations and warranties are made.

Section 1.03 Founder Share Transfer. RedOne Investment Limited, the sponsor of the Maker (the “Sponsor”) hereby agrees to transfer to the Buyer, and Maker hereby agrees to insure that the Sponsor transfers, at the closing of an initial business combination (as defined in the Maker’s initial public offering prospectus (the “Prospectus”) (such initial business combination, a “Business Combination”), 50,000 founder shares (as defined in the Prospectus)). Such transfer of founder shares shall occur, in whole or in part, exclusively upon the sole election of Buyer. Buyer shall be provided registration rights for founder shares transferred to the Buyer pursuant to this Section 1.03 equal to those of the Sponsor for Maker shares held by the Sponsor. The terms of the founder shares transferred to the Buyer pursuant to this Section 1.03 shall be the more favorable terms for holders of such founder shares of (i) the terms of such founder shares as of the date of Maker’s initial public offering or (ii) the terms of founder shares held by the Sponsor at the time of the Business Combination.

ARTICLE II

Representations, Warranties And Covenants of the Maker

Maker hereby represents and warrants to Buyer on the date hereof and as of the Closing that:

Section 2.01 Organization. Maker has the legal authority to execute, deliver and carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

Section 2.02 Authority; Non-Contravention. This Agreement has been validly authorized, executed and delivered by Maker and, assuming the due authorization, execution and delivery thereof by Buyer, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by Maker does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Maker is a party which would prevent Maker from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which Maker is subject.

Section 2.05 No Legal Advice from Buyer. Maker acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Maker’s own legal counsel, investment and tax advisors. Maker is not relying on any statements or representations of Buyer or any of its representatives or agents for legal, tax or investment advice with respect to this Agreement or the transactions contemplated by the Agreement.

Section 2.10 Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Buyer in respect of this Agreement based upon any arrangement or agreement made by or on behalf of Maker.

ARTICLE III

Representations and Warranties of the Buyer

Buyer hereby represents and warrants to Maker on the date hereof and as of the Closing that:

Section 3.01 Organization. Buyer has the legal authority to execute, deliver and carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

Section 3.02 Authority; Non-Contravention. This Agreement is validly authorized, executed and delivered by Buyer and assuming the due authorization, execution and delivery thereof by Maker, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by Buyer does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Buyer is a party which would prevent Buyer from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which Buyer is subject.

Section 3.03 Governmental Approvals. All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental or other authority on the part of Buyer required in connection with the consummation of the transactions contemplated in the Agreement have been or shall have been obtained prior to and be effective as of the Closing.

Section 3.04 Sophisticated Buyer. Buyer is sophisticated in financial matters and is able to evaluate the risks and benefits attendant to the purchase of Note from Maker.

Section 3.05 No Brokers. No broker, investment banker, financial advisor, finder or other person has been retained by or is authorized to act on behalf of Buyer that will be entitled to any fee or commission for which the Maker will be liable in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV

Acknowledgement; Waiver

Section 4.01 Acknowledgement; Waiver. Buyer (i) acknowledges that Maker may possess or have access to material non-public information which has not been communicated to Buyer; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against Maker or any of its officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non- public information in connection with the transactions contemplated by this Agreement, including without limitation, any such claims arising under the securities or other laws, rules and regulations, and (iii) is aware that Maker is relying on the foregoing acknowledgement and waiver in clauses (i) and (ii) above, respectively, in connection with the transactions contemplated by this Agreement.

Section 4.02 Trust Account Waiver. Buyer acknowledges that the Maker is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Maker and one or more businesses or assets. Buyer further acknowledges that, as described in the Prospectus available at www.sec.gov, substantially all of the Maker’s assets consist of the cash proceeds of the Maker’s initial public offering (including overallotment securities sold by the Maker’s underwriter thereafter) and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Maker, its public shareholders and the underwriters of Maker’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to Maker to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Maker entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, Buyer, on behalf of itself and its representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they now have or may have in the future, in or to any monies held in the Trust Account or distributions therefrom to the Maker’s public shareholders, and agrees not to seek recourse against the Trust Account for any claims in connection with, as a result of, or arising out of, this Agreement or the transactions contemplated hereby; provided, however, that nothing in this Section 4.02 (x) shall serve to limit or prohibit Buyer’s right to pursue a claim against Maker for legal relief against assets held outside the Trust Account (other than distributions to the Maker’s public shareholders), for specific performance or other equitable relief, (y) shall serve to limit or prohibit any claims that Buyer may have in the future against Maker’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account (other than distributions to the Maker’s public shareholders) and any assets that have been purchased or acquired with any such funds) or (z) shall be deemed to limit any Buyer’s right, title, interest or claim to the Trust Account by virtue of such Buyer’s record or beneficial ownership of securities of the Maker acquired by any means other than pursuant to this Agreement, including but not limited to any redemption right with respect to any such securities of the Maker.

ARTICLE V

Miscellaneous

Section 5.01 Disclosure. Notwithstanding anything in this Agreement to the contrary, the Maker shall not publicly disclose the name of Buyer or any of its affiliates, or include the name of the Buyer or any of its affiliates in any press release or in any filing with the Securities and Exchange Commission (the “Commission”) or any regulatory agency or trading market, without the prior written consent of the Buyer, except (i) as required by the federal securities laws, and (ii) to the extent such disclosure is required by law, at the request of the staff of the Commission or regulatory agency or under the regulations of Nasdaq, in which case the Company shall provide the Buyer with prior written notice of such disclosure, and shall reasonably accept, in good faith, all of Buyer’s reasonable comments thereto.

Section 5.02 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission or scanned copy, and any such executed facsimile or scanned copy shall be treated as an original.

Section 5.03 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall, to the fullest extent applicable, be brought and enforced first in the Southern District of New York, then to such other court in the State of New York as appropriate and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Maker hereby appoints Bill Chen of RedOne Investment Limited with offices at 667 Madison Avenue, New York, New York 10065 as its agent for service of process, and agrees that service of any process, summons, notice or document upon such agent, by hand delivery or registered mail, shall be effective service of process for any suit, action or proceeding brought in any such court.

Section 5.04 Remedies Cumulative. Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by the other party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement. Accordingly, Maker hereby agrees Buyer is entitled to an injunction prohibiting any conduct by the Maker in violation of this Agreement and Maker shall not seek the posting of any bond in connection with such request for an injunction. Furthermore, in any action by Buyer to enforce this Agreement, Maker waives its right to assert any counterclaims and its right to assert set-off as a defense. The prevailing party agrees to pay all costs and expenses, including reasonable attorneys' and experts' fees that such prevailing party may incur in connection with the enforcement of this Agreement.

Section 5.05 Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated Section 5.06 Survival. The provisions of this Promissory Note shall survive after the consummation of the Maker entering into a Business Combination and shall be binding on any successors or assigns of the Maker after the consummation of any such Business Combination.

Section 5.07 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

Section 5.08 Headings. The descriptive headings of the Sections hereof are inserted for convenience only and do not constitute a part of this Agreement.

Section 5.09 Entire Agreement; Changes in Writing. This Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels any prior agreements, representations and warranties, whether oral or written, among the parties hereto relating to the transaction contemplated hereby. Neither this Agreement nor any provision hereof may be changed or amended orally, but only by an agreement in writing signed by the other party hereto.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

[INVESTOR]

By:
Name:
Title:

By:
Name:
Title:

LAKESHORE ACQUISITION I CORP.

By:
Name:	Bill Chen
Title:	Chief Executive Officer

Acknowledged and Agreed as to Section 1.03:

REDONE INVESTMENT LIMITED

By:
Name:	Bill Chen
Title:	Authorized Signatory

Acknowledged:

PROSOMNUS HOLDINGS, INC.

By:
Name:	Laing Rikkers
Title:	Executive Chairman

Exhibit A

Form of Promissory Note

Exhibit B